UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 30, 2014

Pharma-Bio Serv, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-50956	20-0653570
(Commission File Number)	(I.R.S. Employer Identification No.)

6 Road 696, Dorado, Puerto Rico	00646
(Address of Principal Executive Offices)	(Zip Code)

(787) 278-2709
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2014 Annual Meeting of Stockholders of Pharma-Bio Serv, Inc. (the “Company”) held on April 30, 2014, the stockholders of the Company approved the 2014 Long-Term Incentive Plan (the "Incentive Plan"). The Board of Directors of the Company adopted the Incentive Plan on March 31, 2014, subject to stockholder approval.  The Incentive Plan provides for the grant of incentive and non-qualified options, stock grants, stock appreciation rights and other equity-based incentives to employees, including officers, and consultants. The Incentive Plan is to be administered by a compensation committee composed of independent directors. In the absence of a committee, the Incentive Plan is administered by the Board of Directors.

Under the terms of the Incentive Plan, independent directors are not eligible for discretionary options. However, each newly elected independent director receives at the time of his or her election, a five-year option to purchase 25,000 shares of common stock at the market price on the date of his or her election. In addition, the Incentive Plan provides for the annual grant of an option to purchase 20,000 shares of common stock on January 10th of each year.

Under the terms of the Incentive Plan, if the Company has an advisory board, at the time each person is appointed to the advisory board, such person shall automatically be granted an option to purchase 5,000 shares of common stock and on each January 1, following his or her appointment to the advisory board, each person who is a member of the advisory board on such date shall automatically be granted an option to purchase 5,000 shares of common stock.

Under the terms of the Incentive Plan, the options to directors and advisory board members have a term of five years and become exercisable cumulatively as to 50% of the shares subject to the option six months from the date of grant and as to the remaining 50% 18 months from the date of grant. Options intended to be incentive stock options must be granted at an exercise price per share which is not less than the fair market value of the common stock on the date of grant and may have a term which is not longer than ten years. If the option holder holds 10% of our common stock, the exercise price must be at least 110% of the fair market value on the date of grant and the term of the option cannot exceed five years.

The Board of Directors believes that the equity awards to be granted under the Incentive Plan will be granted primarily to those persons who the Compensation Committee believes possess a capacity to contribute significantly to the successful performance of the Company.

A copy of the Incentive Plan is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On April 30, 2014, the Company held its 2014 Annual Meeting of Stockholders. Below is a summary of the proposals and corresponding votes.

Irving Wiesen was elected as a Class I director to serve for a term until the 2017 Annual Meeting of Stockholders or until a successor is duly elected and qualified. Mr. Wiesen received the following votes:

Nominee	For	Withheld
Irving Wiesen	14,135,274	4,742,119

There were 1,065,508 broker non-votes on this proposal.

The approval of the Incentive Plan received the following votes:

For	Against	Abstain
17,118,772	1,628,429	130,192

There were 1,065,508 broker non-votes on this proposal.

The ratification of the appointment of Horwath Velez & Co. PSC as the Company's independent certified public accountants for the fiscal year ending October 31, 2014 received the following votes:

For	Against	Abstain
19,782,131	3,902	156,868

There were no broker non-votes on this proposal.

The shareholder proposal requesting that the Board of Directors establish a quarterly dividend policy received the following votes:

For	Against	Abstain
7,423,106	11,404,287	50,000

There were 1,065,508 broker non-votes on this proposal.

The shareholder proposal requesting that the Board of Directors immediately adopt and issue a special cash dividend received the following votes:

For	Against	Abstain
7,424,246	11,379,147	74,000

There were 1,065,508 broker non-votes on this proposal.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description
10.1	Pharma-Bio Serv, Inc. 2014 Long-Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2014	PHARMA-BIO SERV, INC.

	By:	/s/ Pedro J. Lasanta
Pedro J. Lasanta
Chief Financial Officer and Vice President Finance and Administration

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Pharma-Bio Serv, Inc. 2014 Long-Term Incentive Plan.